CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Winton Series Trust:

We consent to the references to our firm under the headings ?Independent Registered Public Accounting Firm? and ?Disclosure to the Funds? Service Providers? in the Statement of Additional Information in this Registration Statement for the Winton Series Trust, comprised of Winton European Equity Portfolio, Winton U.S. Equity Portfolio, and Winton International Equity Portfolio (the ?Funds?).



                                                                    /s/ KPMG LLP

Philadelphia, Pennsylvania
February 24, 2016



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Winton Series Trust:

We consent to the use of our report dated December 23, 2015, with respect to the financial statements of the Winton Series Trust, comprised of the Winton Global Equity Portfolio (the "Fund") as of October 31, 2015, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



                                                                    /s/ KPMG LLP

Philadelphia, Pennsylvania
February 24, 2016